Exhibit 10.44

SECOND FORBEARANCE AGREEMENT,

AMENDMENT TO LOAN DOCUMENTS AND LIMITED CONSENT

This Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent (this “Agreement”), dated as of November 22, 2023, with an effective date of November 2, 2023 (the “Effective Date”), is by and among VERVE CLOUD, INC., a Nevada corporation (the “Company”), formerly known as T3 Communications, Inc., T3 COMMUNICATIONS, INC., a Florida corporation (“T3FL”), VERVE CLOUD, INC., a Texas corporation doing business as Nexogy, Inc., Next Level Internet, Inc. and T3 Communications, Inc. (“VerveTX”), formerly known as Shift8 Networks, Inc., NEXOGY, INC., a Florida corporation (“Nexogy”), NEXT LEVEL INTERNET, INC. a California corporation (“Next Level”; T3FL, VerveTX, Nexogy and Next Level are each referred to herein individually as a “Guarantor” and collectively as the “Guarantors”; the Company and the Guarantors are each referred to herein individually as a “Loan Party” and collectively as the “Loan Parties”), the Lenders party hereto, and POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company, as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”).

1. Background.

(a) Loan Parties, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of November 17, 2020 (as amended hereby, by that certain First Amendment to Credit Agreement dated as of December 20, 2021, that certain Joinder and Second Amendment to Credit Agreement dated as of February 4, 2022, that certain Forbearance Agreement and Third Amendment to Credit Agreement dated as of June 13, 2022 (as amended by that certain Amendment to Forbearance Agreement dated as of October 17, 2022, with an effective date as of August 8, 2022, and by that certain Second Amendment to Forbearance Agreement dated as of December 15, 2022, with an effective date of November 15, 2022, the “First Forbearance Agreement”), that certain Consent, Limited Waiver and Fourth Amendment to Credit Agreement and Amendment to Notes dated as of February 3, 2023, with an effective date of December 23, 2022 (the “Fourth Amendment”), that certain Fifth Amendment to Credit Agreement dated as of March 13, 2023, with an effective date of February 28, 2023, that certain Sixth Amendment to Credit Agreement dated as of April 3, 2023, that certain Seventh Amendment to Credit Agreement dated as of May 1, 2023, with an effective date of April 28, 2023, that certain Letter Agreement dated August 16, 2023, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

(b) The Term Loan A is evidenced by that certain Amended and Restated Term Loan A Note dated December 20, 2021, by the Company, as maker, made payable to the order of the Lenders in the face principal amount of the Term Loan A (such Amended and Restated Term Loan A Note, as amended hereby, by the Fourth Amendment, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan A Note”).

(c) The Term Loan C is evidenced by that certain Term Loan C Note dated February 4, 2022, by the Company, as maker, made payable to the order of the Lenders in the face principal amount of the Term Loan C (such Term Loan C Note, as amended hereby, by the Fourth Amendment, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan C Note” and together with the Term Loan A Note, each a “Note” and collectively, the “Notes”).

(d) The Loans and the Company’s obligations under the Notes are secured by, among other things, the liens and guarantees in that certain Guaranty and Collateral Agreement dated as of November 17, 2020, by the Company and the Existing Guarantors, collectively, as grantors, in favor of the Administrative Agent (as amended hereby and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”).

(e) The Fourth Amendment identifies the occurrences of certain Events of Default under the Credit Agreement (such Events of Default are defined therein collectively as the “Specified Defaults”), which Specified Defaults are all continuing as of the date hereof.

(f) The Fourth Amendment also includes the Administrative Agent’s conditional (i) consent to the Parent’s incurrence of Debt in the form of the Bridge Loans and (ii) waiver of any applicable provision in the Credit Agreement otherwise prohibiting the Bridge Loans, subject in part to the satisfaction of the Bridge Loan Consent Conditions.

(g) The Forbearance Period (as defined in the First Forbearance Agreement) has expired by its terms and is of no further force or effect.

(h) The Bridge Loan Consent Conditions were not satisfied in accordance with the Fourth Amendment and the Administrative Agent’s conditional consents and waivers with respect to the Bridge Loan Defaults (as defined in the Fourth Amendment) automatically terminated and were revoked.

(i) In addition to the Bridge Loans, the Parent obtained certain convertible, unsecured loans described more fully in the Digerati Technologies, Inc. Capitalization Summary and the Exhibit ‘A’ attached thereto that the Company’s counsel delivered to the Administrative Agent’s counsel on October 31, 2023 (such convertible, unsecured loans together with the Bridge Loans, each an “Existing Convertible Loan” and collectively, the “Existing Convertible Loans”) from lenders to finance the Parent’s short-term working capital needs without obtaining the Administrative Agent’s prior consent and without delivering subordination agreements executed by the Existing Convertible Loan lenders to the Administrative Agent, in form and substance acceptable to the Administrative Agent, resulting in breaches of Section 11.1 (Debt) of the Credit Agreement and the occurrences of Events of Default under Section 13.1.5 (Non-Compliance with Loan Documents) of the Credit Agreement (collectively, the “Additional Convertible Debt Defaults”).

(j) The Company changed its name from T3 Communications, Inc. to Verve Cloud, Inc. by filing a Certificate of Amendment to its charter with the Nevada Secretary of State on February 16, 2023 (the “Company Name Change”). The Company did not obtain the Administrative Agent’s prior written consent to the Company Name Change, as required by Section 11.1.5 (Modification of Certain Documents or Organizational Form) of the Credit Agreement, or notify the Administrative Agent and each Lender within three (3) Business Days after the Company Name Change, as required by Section 10.1.9 (Notice of Default, Litigation, ERISA Matters, Other Material Changes) of the Credit Agreement, resulting in Events of Default under Section 13.1.5 (Non-Compliance with Loan Documents) of the Credit Agreement (collectively, the “Company Name Change Defaults”).

(k) VerveTX changed its name from as Shift8 Networks, Inc. to Verve Cloud, Inc., doing business as doing business as Nexogy, Inc., Next Level Internet, Inc. and T3 Communications, Inc., by filing a Certificate of Amendment to its charter with the Texas Office of the Secretary of State on February 6, 2023 (the “Shift8 Name Change”). Neither the Company, nor VerveTX, obtained the Administrative Agent’s prior written consent to the Shift8 Name Change, as required by Section 11.1.5 (Modification of Certain Documents or Organizational Form) of the Credit Agreement, or notified the Administrative Agent and each Lender within three (3) Business Days after the Shift8 Name Change, as required by Section 10.1.9 (Notice of Default, Litigation, ERISA Matters, Other Material Changes) of the Credit Agreement, resulting in Events of Default under Section 13.1.5 (Non-Compliance with Loan Documents) of the Credit Agreement (collectively, the “Shift8 Name Change Defaults” and together with the Company Name Change Defaults, the “Name Change Defaults”).

(l) In addition to the Specified Events of Default, the Additional Convertible Debt Defaults and the Name Change Defaults, the following Events have occurred and are continuing as of the date of this Agreement (collectively, the “Additional Defaults”):

(i) an Event of Default under Section 13.1.2 (Non-Payment of Other Debt) of the Credit Agreement, as a result of the Company’s failure to pay the amounts when due under the Next Level Acquisition Documents;

(ii) Events of Default under Section 13.1.5 (Non-Compliance with Loan Documents) of the Credit Agreement, as a result of the Loan Parties’ or the Parent’s (as applicable): (A) failure to comply with Section 10.1.1 (Annual Report) of the Credit Agreement and specifically with respect to the Parent’s audited financial statements for each of the fiscal years ending July 31, 2020, July 31, 2021, July 31, 2022 and July 31, 2023, and that contained adverse references to the Parent’s ability to continue as a going concern; (B) failure to timely deliver to Administrative Agent Compliance Certificates for each of the Fiscal Quarters ending January 31, 2023, April 30, 2023 and July 31, 2023 and October 31, 2023, in accordance with Section 10.1.3 (Compliance Certificates) of the Credit Agreement; (C) failure to timely deliver to Administrative Agent accounts receivable and accounts payable aging reports in for each of the months ending January 31, 2023, February 28, 2023, March 31, 2023, April 30, 2023, May 31, 2023, June 30, 2023, July 31, 2023, August, 31, 2023, September 30, 2023 and October 31, 2023, in accordance with Section 10.1.7 (Aging Reports) of the Credit Agreement; (D) failure to maintain a Senior Leverage Ratio of less than the levels specified in Section 11.12.2 (Maximum Senior Leverage) of the Credit Agreement for the Fiscal Quarters ending January 31, 2023, April 30, 2023 and July 31, 2023 and October 31, 2023; (E) failure to maintain EBITDA of at least the levels specified in Section 11.12.3 (Minimum EBITDA) of the Credit Agreement for the Fiscal Quarters ending January 31, 2023, April 30, 2023 and July 31, 2023 and October 31, 2023; (F) failure to maintain Liquidity of at least the levels specified in Section 11.12.4 (Minimum Liquidity) of the Credit Agreement for the Fiscal Quarters ending January 31, 2023, April 30, 2023 and July 31, 2023 and October 31, 2023; (G) failure to maintain a Fixed Charge Coverage Ratio of at least the levels specified in Section 11.2.6 (Fixed Charge Coverage Ratio) of the Credit Agreement for the Fiscal Quarters ending January 31, 2023, and following the Financial Covenant Reversion Event (as defined in the Fourth Amendment), July 31, 2023 and October 31, 2023; (H) failure to maintain Interest Coverage of not less than 1.00 to 1.0 in accordance with Section 11.12.6 (Interest Coverage) of the Credit Agreement for the Fiscal Quarter ending April 30, 2023; (I) failure to provide information reasonably requested by the Administrative Agent prior to the date of this Agreement, and as required by Section 10.1.10 (Other Information) of the Credit Agreement; (J) failure to comply with Section 10.15 (Public Company Reporting Requirements) of the Credit Agreement, as a result of the Parent’s failure to timely file its Quarterly Report on Form 10-Q for its Fiscal Quarter ending April 30, 2022 and its Annual Report on Form 10-K for its fiscal years ending July 31, 2023; (K) failure to comply with Section 10.1.5 (Notice of Default; Litigation; ERISA Matters; Other Material Changes), as a result of the Loan Parties and the Parent failing to notify the Administrative Agent in writing of Events of Default and Unmatured Events of Default occurring prior to the date of this Agreement; and (L) failure to comply with Sections 5.3 (Preemptive Right) and clauses (d), (e) and (k) of Section 9.9 (Additional Protective Provisions) of the Warrant, as a result of the Parent’s actions and omissions constituting Existing Defaults (as defined hereinafter) and the Parent’s issuances of equity securities prior to the date of this Agreement to the lenders of the Existing Convertible Loans; and

(iii) Events of Default under Section 13.1.6 (Representations and Warranties) of the Credit Agreement, as a result of the Loan Parties’ representing or warranting that no Default or Event of Default had occurred and was continuing under the Credit Agreement or the other Loan Documents prior to the date hereof.

(m) The Specified Events of Default, the Additional Convertible Debt Defaults, the Name Change Defaults and the Additional Defaults are each referred to herein individually as an “Existing Default” and collectively as the “Existing Defaults.”

(n) The Company has applied to for a term loan in the principal amount of $2,000,000 (the “Specified Financing”) from a commercially recognized lender other than the Administrative Agent or any Lender (the “Specified Financing Provider”), pursuant to the terms of a Term Loan and Security Agreement to be entered into by and between the Company, as the borrower, and the Specified Financing Provider, as the lender (the “Specified Financing Agreement”), and to be evidenced by a Promissory Note in the face principal amount of $2,000,000, to be executed by the Company, as payor, made payable to the Specified Financing Provider (the “Specified Financing Note,” and together with the Specified Financing Agreement and all other agreements, certificates, consents, documents, promissory notes, subordination agreements and instruments delivered from time to time in connection with the Specified Financing, collectively, the “Specified Financing Documents”).

(o) The Company and the Guarantors acknowledge that Events of Default exist under the Credit Agreement and have requested that the Administrative Agent and the Lenders (i) agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents with respect to the occurrence of the Existing Defaults, (ii) extend the maturity date of the Term Loan C from November 2, 2023 to December 31, 2023, (iii) amend certain provisions of the Credit Agreement and the other Loan Documents, and (iv) consent to the Specified Financing. The Administrative Agent and the Lenders are willing to do so, in each case on and subject to the terms and conditions set forth in this Agreement.

2. Acknowledgments.

(a) Acknowledgment of Indebtedness. Each Loan Party acknowledges and agrees that each Loan Party is indebted and liable to Lenders for the following amounts: (i) as of the Effective Date, principal in the aggregate amount of not less than $26,305,899.79, plus accrued and unpaid interest thereon, with respect to Term Loan A, and not less than $12,259,234.38, plus accrued and unpaid interest thereon, with respect to Term Loan C, each pursuant to the terms and provisions of the Credit Agreement and the Notes; (ii) as of the November 22, 2023 date of this Agreement, and after giving effect to the terms of the amendments described in Sections 3, 4 and 5 of this Agreement, principal in the aggregate amount of not less than $26,559,733.26, plus accrued and unpaid interest thereon, with respect to Term Loan A, and not less than $12,377,527.38, plus accrued and unpaid interest thereon, with respect to Term Loan C, each pursuant to the terms and provisions of the Credit Agreement and the Notes; (iii) Administrative Agent’s and Lenders’ costs and expenses associated with the Credit Agreement and the Loan Documents; and (iv) the attorneys’ fees and costs incurred by Administrative Agent to date, including in the preparation, negotiation and finalization of this Agreement and any documents, instruments and agreements related hereto (all of the foregoing amounts together with any other Obligation (as such term is used in the Credit Agreement) are hereinafter collectively referred to as the “Obligations”), all without offset, counterclaims or defenses of any kind. Each Loan Party acknowledges and agrees that the Obligations may not be inclusive of all expenses and costs incurred by Administrative Agent and Lenders and payable by each Loan Party, and that fees, costs, and interest will continue to accrue and be added to the Obligations until the Obligations are paid in full in cash. Administrative Agent reserves the right in its sole and absolute discretion to impose default interest on the unpaid Obligations.

(b) Acknowledgment of Liens and Priority. Each Loan Party acknowledges and agrees that pursuant to the Credit Agreement and the Loan Documents, Administrative Agent holds first priority, perfected security interests in, and Liens upon all of the Collateral of each Loan Party wherever located, now owned or hereafter acquired or arising, subject only to Permitted Liens.

(c) Reaffirmation of Security Interests; Cross-Collateralization. All of the assets and property of each Loan Party pledged, assigned, conveyed, mortgaged, hypothecated or transferred to Administrative Agent pursuant to the Credit Agreement and the Loan Documents, including, without limitation, all Collateral, constitutes security and collateral for all of the Obligations. Each Loan Party hereby grants to Administrative Agent, and reaffirms its prior conveyance to Administrative Agent of, a continuing security interest in, lien on, and charge against all of the Collateral, including, without limitation, in all funds and/or monies contained in any accounts under the control of Administrative Agent. Each Loan Party agrees to promptly execute and deliver to Administrative Agent such additional documentation reasonably deemed necessary or appropriate by Administrative Agent in its sole and absolute discretion, to achieve or more fully effectuate the purpose of this section of this Agreement.

(d) Administrative Agent and Lenders Have No Obligation to Extend Forbearance. Each Loan Party hereby acknowledges and agrees that Administrative Agent and Lenders shall have no actual or implied duty or obligation to extend the forbearance granted to each Loan Party herein beyond the Forbearance Period, that the forbearance granted to each Loan Party herein shall not constitute a custom or course of dealing between Administrative Agent, Lenders and each Loan Party, and that any such extension shall be based upon Administrative Agent’s and Lender’s sole and absolute discretion.

(e) Waiver of Certain Rights. EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT EVENTS OF DEFAULT HAVE OCCURRED AND ARE CONTINUING UNDER THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY EXPRESSLY WAIVES ALL OF ITS RIGHTS TO: (1) NOTIFICATION BY ADMINISTRATIVE AGENT OF ANY PUBLIC OR PRIVATE SALE OR OTHER INTENDED DISPOSITION OF THE COLLATERAL; AND (2) OBJECT TO ANY PROPOSAL OF ADMINISTRATIVE AGENT TO RETAIN THE COLLATERAL IN SATISFACTION OF THE OBLIGATIONS.

3. Modifications to All Loan Documents. The Credit Agreement, the Notes, the Guaranty and Collateral Agreement and all other Loan Documents are hereby amended, effective as of the Effective Date, to the extent necessary (a) to replace all references to “T3 Communications, Inc., a Nevada corporation” with “Verve Cloud, Inc., a Nevada corporation formerly known as T3 Communications, Inc.”, and (b) to replace all references to “Shift8 Networks, Inc., a Texas corporation” and “Shift8” with “Verve Cloud, Inc., a Texas corporation formerly known as Shift8 Networks, Inc.” and “VerveTX”, respectively.

4. Specific Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date, as follows:

(a) Section 1.1 (Definitions) is hereby amended by adding the following new defined terms thereto:

Approved Convertible Debt Forbearance Agreement means an extension and forbearance agreement in substantially the form of Exhibit G attached hereto, entered into by and between the Parent and a lender of Convertible Debt.

Capitalization Summary means that certain Digerati Technologies, Inc. Capitalization Summary and the Exhibit ‘A’ attached thereto that the Company’s counsel delivered to the Administrative Agent’s counsel on October 31, 2023.

Convertible Debt means Debt issued by the Parent or any Loan Party, which, by its terms, may be converted into or exchanged for Capital Stock at the option of the Parent or the Loan Party, as applicable, or the holder of such Debt, including, without limitation, the Existing Convertible Debt and such other Debt with respect to which the performance due by the Parent or any Loan Party may be measured in whole or in part by reference to the value of Capital Stock of the Parent or the Loan Party, as applicable, but may be satisfied in whole or in part in cash.

Existing Convertible Debt means the unsecured Convertible Debt of the Parent as of the Second Forbearance Agreement Closing Date and described in the Capitalization Summary.

Existing Convertible Loan Documents means all agreements, certificates, consents, documents, promissory notes, subordination agreements and instruments delivered from time to time in connection with the Existing Convertible Debt, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

Existing Convertible Loan Payment or Existing Convertible Loan Payments means, individually or collectively, as the context may require, any payment of debts, obligations and liabilities of the Parent arising pursuant to any of the Existing Convertible Debt, including, without limitation, any payments of (i) principal, interest, late charges and prepayment premiums (if any) due at any time under any of the Existing Convertible Loan Documents, and (ii) all costs, fees and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after the occurrence of an event of default thereunder) and any other sums due under any of the Existing Convertible Loan Documents.

Permitted Convertible Note Offering means one or more unsecured, subordinated convertible notes issued by the Parent in connection with Convertible Debt, subject to a subordination agreement in form and substance satisfactory to the Administrative Agent.

Second Forbearance Agreement means that certain Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent dated as of the Second Forbearance Agreement Closing Date by and among the Company, the Guarantors, the Lenders and Administrative Agent.

Second Forbearance Agreement Closing Date means November 22, 2023.

Specified Financing means that certain term loan in the principal amount of $2,000,000 made available by the Specified Financing Provider to the Company pursuant to the Specified Financing Documents.

Specified Financing Documents means all agreements, certificates, consents, documents, promissory notes, subordination agreements and instruments delivered from time to time in connection with the Specified Financing, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the Specified Financing Intercreditor Agreement.

Specified Financing Intercreditor Agreement means that certain Intercreditor Agreement dated as of even date herewith by and between the Administrative Agent and the Specified Financing Provider, and acknowledged and agreed to by the Company, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Specified Financing Provider means a commercially recognized lender of the Specified Financing.

VerveTX means Verve Cloud, Inc., a Texas corporation doing business as Nexogy, Inc., Next Level Internet, Inc. and T3 Communications, Inc., formerly known as Shift8 Networks, Inc.

(b) Section 1.1 (Definitions) is hereby amended by restating the following defined terms in their entirety to read as follows:

Maturity Date means the earlier of (A) (i) November 17, 2024 with respect to Term Loan A, (ii) December 31, 2023 with respect to Term Loan C, and (iii) November 17, 2024 with respect to the Delayed Draw Loan, or (B) the date to which the Obligations are accelerated pursuant to ARTICLE XIII.

Restricted Payment means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (including, without limitation, payments of principal, premium or interest made pursuant to the terms of Convertible Debt prior to or in connection with conversion), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment of principal, premium, interest, fees, or expenses in respect of any Subordinated Debt other than the Approved Subordinated Debt, (f) any prepayment of principal, premium, interest, fees, or expenses in respect of, or any redemption, purchase, retirement, defeasance, sinking fund, or similar payment with respect to, any Debt of the Company or any of its Subsidiaries (other than the Obligations), (g) the payment by the Company or any of its Subsidiaries of any management, advisory or consulting fee to any Person, or (h) the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a partner, shareholder, owner or executive officer of any such Person.

(c) Section 1.1 (Definitions) is hereby amended by deleting the following defined terms in their entirety: “BCA,” “Bridge Loan,” “Bridge Loan Documents,” “Bridge Loan Lender,” “Bridge Loan Lenders,” “Bridge Loan Payment,” “Bridge Loan Payments,” “ClearThink,” “ClearThink Bridge Loan,” “FirstFire,” “FirstFire Bridge Loan,” “Jefferson,” “Jefferson Bridge Loan,” “Mast Hill,” “Mast Hill Bridge Loan,” “MEOA,” “MEOA Merger,” “MEOA Bi-Weekly Status Report,” “MEOA Merger Closing Date,” “MEOA Merger Documents,” “MEOA Merger Outside Closing Date,” “MEOA Merger Sub,” and “Shift8.”

(d) Subclause (v) of Section 6.2(a) (Mandatory Prepayments) is hereby amended and restated in its entirety to read as follows:

(v) concurrently with any Existing Convertible Loan Payment, in an amount equal to 50% of the total dollar amount of such Existing Convertible Loan Payment.

(e) Section 9.31 (Reserved) is hereby amended and restated in its entirety to read as follows:

9.31 Existing Convertible Debt. (a) All Existing Convertible Debt is described in the Capitalization Summary; (b) the Administrative Agent has received complete copies of all Existing Convertible Loan Documents in existence as of the Second Forbearance Agreement Closing Date; and (c) the Parent has no Convertible Debt other than the Existing Convertible Debt.

(f)   Section 9.32 (Parent Debt) is hereby amended and restated in its entirety to read as follows:

9.32 Parent Debt. The Parent has not created, incurred, assumed or suffered to exist any Debt, except the Existing Convertible Debt and such other Debt described on Schedule 9.32.

(g) Section 10.1.31 (MEOA Merger Bi-Weekly Status Reports) is hereby amended and restated in its entirety to read as follows:

10.1.31 [Reserved].

(h) Section 10.19 (Bridge Loan Documents) is hereby amended and restated in its entirety to read as follows:

10.19 Existing Convertible Loan Documents. The Company shall deliver (or cause to be delivered) to the Administrative Agent (a) the full details of any proposed amendment, modification, supplement or waiver to the Existing Convertible Loan Documents before any such amendment, modification, supplement or waiver is executed, and (b) notice of the conversion of Parent’s Capital Stock under the Existing Convertible Loan Documents.

(i) Section 10.20 (MEOA Merger Documents) is hereby amended and restated in its entirety to read as follows:

10.20 [Reserved].

(j) Section 11.1 (Debt) is hereby amended by adding the following as a new clause (k) thereto:

(k) the Specified Financing in the principal amount of up to $2,000,000, subject at all times to the Specified Financing Intercreditor Agreement.

(k) Section 11.3 (Liens) is hereby amended by adding the following as a new clause (j) thereto:

(j) Liens in favor of the Specified Financing Provider granted by the Company pursuant to the Specified Financing Documents, subject at all times to the Specified Financing Intercreditor Agreement.

(l) Section 11.14 (Restrictions on Payment of Certain Debt) is hereby amended and restated in its entirety to read as follows:

11.14 Restrictions on Payment of Certain Debt. Each Loan Party shall not, and not permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease, prepay or repay any principal of, premium, if any, interest or other amount payable in respect of any Debt (other than (a) the Obligations, (b) as expressly permitted by this Agreement or the applicable Subordination Agreement with respect to the Approved Subordinated Debt, or (c) as expressly permitted by this Agreement or the Specified Financing Intercreditor Agreement with respect to the Specified Financing).

(m) Section 11.18 (Existing Convertible Debt) is hereby amended and restated in its entirety to read as follows:

11.18 Existing Convertible Debt. (a) The Existing Convertible Loan Documents shall not be amended, restated, supplemented or otherwise modified (including, without limitation, in connection with any extension, renewal or refinancing of an Existing Convertible Debt) without the Administrative Agent’s prior written consent, which consent may be withheld in the Administrative Agent’s sole discretion (provided, however, that the Parent may enter into Approved Convertible Debt Forbearance Agreements without the Administrative Agent’s prior written consent); and (b) the Existing Convertible Debt shall not be secured by any Liens and shall be non-guaranteed obligations at all times.

(n) Article XI (Negative Covenants) is hereby amended by adding the following as a new Section 11.19 (Specified Financing) thereto to read as follows:

11.19 Specified Financing. (a) The Specified Financing Documents shall not be amended, restated, supplemented, extended or otherwise modified (including, without limitation, in connection with any extension, renewal or refinancing of the Specified Financing) without the Administrative Agent’s prior written consent, except as permitted by Section 5.3(a) of the Specified Financing Intercreditor Agreement; (b) the Specified Financing shall not be secured by any Liens or guaranteed by the Parent or any Loan Parties except for those Liens subject to the Specified Financing Intercreditor Agreement; and (c) the proceeds of the Specified Financing shall be used by the Company solely for (i) costs, fees and expenses incurred in connection with the closing of the Specified Financing, the payment of costs, fees and expenses incurred by the Administrative Agent and Lenders as specified in this Credit Agreement, including, without limitation, Attorney Costs, and the preparation, negotiation, execution and delivery of the Specified Financing Intercreditor Agreement, and (ii) subsequently, for general working capital purposes of the Company.

(o) Section 13.1.21 (Bridge Loans) is hereby amended and restated in its entirety to read as follows:

13.1.21 Existing Convertible Loans. Any default or event of default (as defined therein) shall occur under any of the Existing Convertible Loan Documents and continue beyond any applicable notice or cure period other than during the Forbearance Period (as defined in the Second Forbearance Agreement), any default or event of default existing on the Second Forbearance Agreement Closing Date under Existing Convertible Loan Documents that are subject to a fully-executed Approved Convertible Debt Forbearance Agreement.

(p) Article XIII (Events of Default) is hereby amended by adding the following as a new Section 13.1.22 (Specified Financing) thereto to read as follows:

13.1.22 Specified Financing. Any default or event of default (as defined therein) shall occur under any of the Specified Financing Documents and continue beyond any applicable notice or cure period.

(q) Section 15.18 (Convertible Note Offering) is hereby amended and restated in its entirety to read as follows:

15.18 Permitted Convertible Note Offering. The Company, the Parent and the Administrative Agent agree to discuss mechanisms to pay down or repay in full the Debt incurred by Parent pursuant to the Permitted Convertible Note Offering, subject in all respects to the Administrative Agent’s discretion.

(r)   Section 15.19 (Parent Acknowledgment and Consent) is hereby amended and restated in its entirety to read as follows:

15.19 Parent Acknowledgment and Consent. Parent acknowledges and agrees that it will be bound by the terms of Sections 6.3, 9.29, 9.30, 9.31, 9.32, 10.15, 10.17, 11.1, 11.2, 11.3, 11.5, 11.9, 11.17, 13.1.2, 13.1.15, 13.1.21 and 15.18 of this Agreement and will comply with such terms insofar as such terms are applicable to the Parent.

(s)   A new Exhibit G (Form of Approved Convertible Debt Forbearance Agreement) is hereby added to the Credit Agreement in the form attached as Exhibit A to this Agreement.

5. Specific Amendments to Term Loan C Note. The Term Loan C Note is hereby amended, effective as of the Effective Date, by replacing the “November 2, 2023” date in the fourth paragraph thereto with “December 31, 2023.”

6. Forbearance.

(a) Forbearance Period. Except as otherwise provided in this Section 6, Administrative Agent and Lenders agree to forbear during the Forbearance Period (as defined below) from exercising its rights and remedies under the Credit Agreement and the Loan Documents and applicable law solely due to the Existing Defaults and requiring compliance with the financial covenants set forth in Section 11.12 of the Credit Agreement. For purposes of this Agreement, the term “Forbearance Period” shall mean the period commencing on the date of this Agreement and ending on the earliest to occur of (i) December 31, 2023, (ii) the date on which any other Event of Default occurs or is deemed to have occurred, and (iii) any failure by Loan Parties for any reason to comply with any term, condition or provision contained in this Agreement.

(b) Limitations on Forbearance. Notwithstanding the foregoing, the execution, delivery and performance of this Agreement shall not (i) constitute a waiver of the Existing Defaults, which shall be deemed to remain in existence, (ii) impair Administrative Agent’s and Lender’s ability to exercise all or any of its rights and remedies under the Credit Agreement and the Loan Documents or applicable law or in equity at any time after the expiration of the Forbearance Period (all of which rights and remedies Administrative Agent and Lenders hereby expressly reserve), (iii) impair Administrative Agent’s and Lender’s ability during the Forbearance Period or otherwise to enforce payments of principal, interest, costs, expenses, indemnity payments or any other amounts when due or declared due under the Credit Agreement or the Loan Documents, (iv) impair Administrative Agent’s and Lender’s right to debit or set-off against any moneys of the Loan Parties to the extent authorized by the Credit Agreement and the Loan Documents or applicable law, or (v) permit the Loan Parties to depart from strict compliance with the terms of the Credit Agreement or any other Loan Document.

(c) Termination of Forbearance Period. Upon the termination of the Forbearance Period, Administrative Agent’s and Lender’s agreement to forbear as set forth in Section 6(a) hereof shall automatically terminate, and thereafter Administrative Agent and Lenders may exercise any and all of the rights and remedies available to them under the Credit Agreement and the Loan Documents or otherwise under applicable law or in equity.

7. Conditional Consent to Specified Financing.

(a) Subject to the other terms and conditions contained herein, and contingent on the following conditions (collectively, the “Specified Financing Consent Conditions”): (i) the Company’s delivery of the Specified Financing Intercreditor Agreement to the Administrative Agent, in form and substance satisfactory to the Administrative Agent in its sole discretion, executed by the Specified Financing Provider, and (ii) the Administrative Agent’s receipt of complete copies of all Specified Financing Documents entered into by and between the Company and the Specified Financing Provider in connection with the Specified Financing, the Administrative Agent hereby (A) acknowledges, approves of and consents to (1) the Company’s incurrence of Debt in the form of the Specified Financing, (2) the Company’s grant of Liens in favor of the Specified Financing Provider, pursuant to the terms of the Specified Financing Documents (and subject at all times to the Specified Financing Intercreditor Agreement), and (3) the Company’s execution, delivery and performance of the Specified Financing Documents to which it is a party, and (B) waives any applicable provision in the Credit Agreement otherwise prohibiting the Specified Financing (the “Specified Financing Consent”).

(b) Notwithstanding the foregoing or anything in the Credit Agreement to the contrary, the Specified Financing Consent shall be deemed terminated, revoked, null, and void ab initio unless the Specified Financing Consent Conditions are satisfied in full. The Specified Financing Consent is expressly limited to the Specified Financing, shall not have any effect on any other aspect or provision of the Loan Documents, and shall not be deemed to (i) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document; (ii) prejudice any right that the Administrative Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or of any other Loan Document; (iii) waive any Default or Event of Default that may exist as of the date hereof; or (iv) establish a custom or course of dealing among any of the Loan Parties, on the one hand, and the Administrative Agent or any Lender, on the other hand.

8. Conditions to Forbearance and Amendments to Loan Documents. This Agreement shall become effective, the amendments described in Sections 3, 4 and 5 above, and Administrative Agent’s and Lender’s agreement to forbear described in Section 6(a) above shall commence upon receipt by Administrative Agent of evidence of satisfaction of each and every of the following items and conditions, as determined by Administrative Agent in its sole and absolute discretion:

(a) A duly executed and delivered original of this Agreement by the Loan Parties, and the Parent’s signed acknowledgment hereof.

(b) For each Loan Party and the Parent, such Loan Party’s or the Parent’s (a) charter (or similar formation document), certified by the appropriate Governmental Authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state where it is required to file for authority to do business pursuant to the respective laws of such state; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of this Agreement and any other Loan Documents to which it is party and the transactions contemplated hereby and thereby; and (e) signature and incumbency certificates of its officers executing this Agreement and any other Loan Documents (it being understood that the Administrative Agent and Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by an authorized officer as being in full force and effect without modification.

(c) Payment for all of the attorneys’ fees and costs incurred by Administrative Agent in connection with this Agreement and the matters, documents and transactions related in any way hereto.

(d) Such other certificates, instruments, schedules, exhibits, assignments, agreements, and documents as Administrative Agent may reasonably request, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel.

9. Costs, Expenses and Taxes. Without limiting the obligation of the Loan Parties to reimburse Administrative Agent (and, as applicable, Lenders) for all costs, fees, disbursements and expenses incurred by Administrative Agent and Lenders as specified in the Credit Agreement, as amended by this Agreement, the Loan Parties agree to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other agreements, modifications, instruments and documents contemplated hereby (collectively, the “Transaction Documents”), including, without limitation, reasonable attorneys’ fees and expenses.

10.  RELEASE BY THE LOAN PARTIES. WITHOUT LIMITING ANY OTHER RELEASE PROVIDED BY THE LOAN PARTIES IN FAVOR OF LENDER GROUP (AS DEFINED BELOW), EACH LOAN PARTY ON BEHALF OF ITSELF, AND ALL PERSONS AND ENTITIES CLAIMING BY, THROUGH, OR UNDER THE LOAN PARTIES, HEREBY UNCONDITIONALLY RELEASES, REMISES, ACQUITS, WAIVES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT AND EACH LENDER, AND ALL OF THEIR RESPECTIVE PAST AND PRESENT OFFICERS, EMPLOYEES, DIRECTORS, SHAREHOLDERS, ATTORNEYS, AGENTS, REPRESENTATIVES, PARENT CORPORATION, SUBSIDIARIES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “LENDER GROUP”), OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTIONS, SUITS, DISPUTES, DEBTS, DUES, DAMAGES, PENALTIES, FEES, LOSSES, COSTS, EXPENSES, ATTORNEYS FEES, ACCOUNTS, BONDS, COVENANTS, CONTRACTS, AGREEMENTS, PROMISES, WARRANTIES, GUARANTEES, REPRESENTATIONS, LIENS, JUDGMENTS, AWARDS, CLAIMS, CROSS CLAIMS, COUNTERCLAIMS, LIABILITIES, DEFENSES, DEMANDS, AND ANY CLAIMS FOR AVOIDANCE OR OTHER REMEDIES WHATSOEVER AVAILABLE TO EACH LOAN PARTY, OR ITS SUCCESSORS OR ASSIGNS, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE OR RESULTING FROM ANY ASSIGNMENT, IF ANY, AT LAW OR IN EQUITY (COLLECTIVELY REFERRED TO AS “CLAIMS”), WHICH EACH LOAN PARTY EVER HAD OR NOW HAS, CLAIMS TO HAVE HAD, NOW CLAIMS TO HAVE OR HEREAFTER CAN, SHALL OR MAY CLAIM TO HAVE AGAINST LENDER GROUP (OR ANY PART THEREOF), FOR OR BY REASON OF ANY CAUSE, MATTER, OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME THROUGH THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS, AGREEMENTS, RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE LOAN PARTIES PRIOR TO THE DATE HEREOF, OTHER THAN SOLELY FOR, IF ANY, LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED IN A NON-APPEALABLE PROCEEDING BY A COURT OF COMPETENT JURISDICTION.

EACH LOAN PARTY WARRANTS AND REPRESENTS THAT IT HAS NOT ASSIGNED, PLEDGED, HYPOTHECATED AND/OR OTHERWISE DIVESTED ITSELF AND/OR ENCUMBERED ALL OR ANY PART OF THE CLAIMS BEING RELEASED HEREBY AND THAT EACH LOAN PARTY HEREBY AGREES TO JOINTLY AND SEVERALLY INDEMNIFY AND HOLD HARMLESS ANY AND ALL OF LENDER GROUP AGAINST WHOM ANY OF THE CLAIMS SO ASSIGNED, PLEDGED, HYPOTHECATED, DIVESTED AND/OR ENCUMBERED IS ASSERTED. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

Each Loan Party hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the Lender Group under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which each Loan Party or the Lender Group does not know or suspect to exist as of the date hereof. Each Loan Party hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Agreement (and without which this Agreement would not have been agreed to by Lender).

11.  Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent, which representations and warranties shall survive the execution and delivery of this Agreement, that: (a) this Agreement and the actions on each Loan Party’s part contemplated hereby have been duly approved by all requisite limited liability company action or corporate action, as applicable, on the part of each Loan Party; (b) this Agreement has been duly executed and delivered and constitutes the legal, valid, and binding obligations of each Loan Party, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and remedies generally; (c) the execution, delivery and performance of this Agreement does not and will not violate or conflict with any provision of any Loan Party’s certificate of formation, operating agreement, limited liability company agreement or bylaws, as applicable, in effect on the date hereof, or any material contracts or agreements to which any Loan Party is a party or by which any of such Loan Party’s assets are bound; (d) as of the date hereof, no Loan Party has any defense, setoff, claim, counterclaim, or cause of action of any nature whatsoever, with respect to the Obligations, the Credit Agreement or the Loan Documents; (e) this Agreement does not effect, and no agreement, compromise or settlement of any kind has been reached with Administrative Agent and Lenders regarding, a restructuring, amendment or modification of all or any portion of the Obligations, the Credit Agreement or the Loan Documents, and no such agreement shall exist or be deemed to exist unless and until Lender and the Loan Parties execute and deliver complete documentation setting forth the terms of any such restructuring, amendment, or modification; and (f) ADMINISTRATIVE AGENT AND LENDER HAVE MADE NO COMMITMENT, EXPRESS OR IMPLIED, AND HAS NO OBLIGATION TO ENTER INTO ANY FURTHER AGREEMENT TO EXTEND THE TERM OF THE FORBEARANCE PERIOD. The execution and delivery of this Agreement by Administrative Agent and Lenders and their performance under or pursuant to this Agreement, does not and shall not create, result in, or provide the Loan Parties with any defense, setoff, claim, counterclaim, or cause of action of any nature whatsoever, with respect to the Obligations or any of the Loan Documents. Each Loan Party further hereby represents and warrants to Administrative Agent that the representations and warranties of each Loan Party contained in the Credit Agreement and the Loan Documents, as amended, supplemented and modified, are true, correct and complete in all material respects (without duplication of any materiality qualifier, if and as applicable) on and as of the date hereof except to the extent that such representations expressly related (i) to existence of a default or event of default under the Loan Documents or any material agreement, but in each case solely as a result of the Existing Defaults, (ii) solely to an earlier date, in which case such representations were true and correct in all material respects (without duplication of any materiality qualifier, if and as applicable) on and as of such earlier date, and (iii) to the extent that such representation was true on the date of the Credit Agreement and is untrue on the date hereof solely as a result of an action or inaction by a Loan Party that is permitted by the Credit Agreement. Each Loan Party further represents and warrants to Administrative Agent that no Default or Event of Default exists other than the Existing Defaults. Each Loan Party acknowledges that Administrative Agent and Lenders are specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent and Lenders in entering into this Agreement.

12.  Reference to Loan Documents; No Waiver.

(a) References. Upon the effectiveness of this Agreement, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, (ii) each reference in each of the Notes to “this Note,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the respective Note, as amended hereby, and (iii) each reference in the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the respective Loan Document, as amended hereby. The term “Loan Documents” as defined in Section 1.1 of the Credit Agreement shall include (in addition to the Loan Documents described in the Credit Agreement) this Agreement and the other Transaction Documents.

(b) No Waiver. The failure of Administrative Agent (or, as applicable, Lenders), at any time or times hereafter, to require strict performance by Loan Parties of any provision or term of the Credit Agreement, this Agreement or the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent (or, as applicable, Lenders) hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent or Lenders of a breach of this Agreement or any Event of Default under the Credit Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent, suspend, waive or affect any other breach of this Agreement or any Event of Default under the Credit Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Loan Parties contained in this Agreement, shall be deemed to have been suspended or waived by Administrative Agent or Lenders unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to the Loan Parties. In no event shall Administrative Agent’s and Lenders’ execution and delivery of this Agreement establish a course of dealing among Administrative Agent, Lenders, Loan Parties or any other obligor, or in any other way obligate Administrative Agent or Lenders to hereafter provide any amendments or waivers with respect to the Credit Agreement. The terms and provisions of this Agreement shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Credit Agreement or of any of the Loan Documents (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent or any Lender may now have under or in connection with the Credit Agreement or any of the Loan Documents. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the Loan Documents, or any Default or Event of Default under the Credit Agreement. It is the intention of the parties hereto that the execution and delivery of this Agreement does not effectuate a novation of the liabilities and obligations of the Loan Parties to Administrative Agent or Lenders with respect to the Loans, but merely serves as a modification of certain terms thereof. The existing indebtedness of the Loan Parties to the Lenders evidenced by the Notes is continuing, without interruption, and has not been discharged by a new agreement.

13.  Additional Acknowledgments. To induce Administrative Agent and Lenders to enter into this Agreement, each Loan Party acknowledges and confirms that: (i) the Credit Agreement and all of the Loan Documents remain in full force and effect and are hereby ratified and confirmed in all respects; and (ii) Administrative Agent and Lenders have no obligation, and has made no commitment, to modify or amend the Credit Agreement or the Loan Documents.

14.  Notices. Any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified in the Credit Agreement. The parties agree that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

15.  Binding Agreement. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, no Loan Party may assign this Agreement or any of such Loan Party’s rights, responsibilities or obligations hereunder without Administrative Agent’s prior written consent and any prohibited assignment shall be absolutely void and of no force and effect.

16.  Construction; No Defenses. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Administrative Agent and Lenders, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. Each Loan Party acknowledges that each Loan Party has thoroughly read and reviewed the terms and provisions of this Agreement, and that such terms and provisions are clearly understood by each Loan Party and have been fully and unconditionally consented to by each Loan Party with the full benefit and advice of counsel chosen by each Loan Party.

17.  Rights Cumulative. Each of Administrative Agent’s and Lender’s rights and remedies under this Agreement are and shall be cumulative. Administrative Agent and Lenders shall have all rights and remedies under the Credit Agreement, the Loan Documents, the Uniform Commercial Code as adopted in the State of New York (or any other applicable jurisdiction), at law or in equity. No exercise by Administrative Agent or Lender of one right or remedy shall be deemed an election, and no waiver by Administrative Agent or Lender of any default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Administrative Agent or Lender shall constitute a waiver, election or acquiescence by it.

18.  Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations hereunder.

19.  Entire Agreement. This Agreement cannot be changed, amended, modified or terminated orally. This Agreement, the Credit Agreement and the Loan Documents represent the entire agreement of Administrative Agent, Lenders and the Loan Parties with respect to the matters described herein and therein, and may only be amended or modified by a writing signed by Administrative Agent, Lenders and the Loan Parties.

20.  Conflict With Credit Agreement or Loan Documents. If any provision of this Agreement conflicts with any provision of the Credit Agreement or the Loan Documents, the provisions of this Agreement shall prevail.

21.  Counterparts; Headings; Recitals. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which when taken together shall together constitute one and the same instrument. A signature hereto sent or delivered by PDF, facsimile or other electronic transmission shall be as legally effective and binding as a signed original for all purposes. The titles and headings in this Agreement have no substantive meaning and are solely for the convenience of the parties. The Background in Section 1 hereto is hereby incorporated into this Agreement by this reference thereto.

22.  Bankruptcy/Relief from Automatic Stay. If any case is commenced by or against any Loan Party under any chapter of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), each Loan Party hereby agrees that Administrative Agent and Lenders and/or their respective nominee(s) or assignee(s) are entitled to, and each Loan Party hereby waives any objections to, immediate relief from any stay imposed by Section 362 or 105 of the Bankruptcy Code or otherwise or against the exercise of the rights and remedies otherwise available to Administrative Agent and Lenders and/or respective nominee(s) or assignee(s) as provided in this Agreement and as otherwise provided by law. Upon the occurrence of any of the events described in this Section, each Loan Party covenants and agrees to take any action deemed necessary, desirable or convenient by Administrative Agent and Lenders and/or its nominee(s) and assignee(s) to enable Administrative Agent and Lenders and/or respective nominee(s) and assignee(s) to continue to exercise its rights and remedies under this Agreement.

23.  Indemnification. If, after receipt of any payment of all or any part of the Obligations, the Administrative Agent or any other Lender is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the Credit Agreement and the Loan Documents shall continue in the full force and effect, and each Loan Party shall be liable for, and shall jointly and severally indemnify, defend and hold harmless the Administrative Agent and the other Lenders with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this Agreement and the Credit Agreement and the Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest, mortgage, assignment or other encumbrance securing the Obligations or any other action which the Administrative Agent and the other Lenders may have taken in reliance upon receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

24.  Tolling; Revival of Obligations. Any and all statute of limitations, repose or similar legal constraints on the time by which a claim must be filed, a person given notice thereof, or asserted, that expire, run or lapse during the Forbearance Period on any claims that Administrative Agent or Lender may have against the Loan Parties or any Person related to the Loan Parties (collectively, the “Forbearance Period Statutes of Limitation”) will be tolled during the Forbearance Period. Each Loan Party waives any defense it may have against Administrative Agent and Lenders under the Forbearance Period Statutes of Limitation, applicable law or otherwise solely as to the expiration, running or lapsing of the Forbearance Period Statutes of Limitation during the Forbearance Period. If all or any part of any payment under or on account of the Credit Agreement, the other Loan Documents, this Agreement or any agreement, instrument or other document executed or delivered by any Loan Party in connection with this Agreement is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person or entity pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of the Loan Parties in respect thereof would be immediately and automatically revived without the necessity of any action by Administrative Agent or Lender.

25.  GOVERNING LAW. This AGREEMENT AND EVERY OTHER LOAN DOCUMENT and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this AGREEMENT or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

26.  JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF NEW YORK COUNTY, THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; OR, IF THE ADMINISTRATIVE AGENT INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH THE ADMINISTRATIVE AGENT SHALL INITIATE OR TO WHICH THE ADMINISTRATIVE AGENT SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS IN ADVANCE TO THE JURISDICTION OF SUCH COURTS IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY THE ADMINISTRATIVE AGENT TO ANY OF SUCH COURTS, HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN SECTION 15.3 OF THE CREDIT AGREEMENT. EACH LOAN PARTY WAIVES ANY CLAIM THAT ANY COURT HAVING SITUS IN NEW YORK COUNTY, NEW YORK, IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ANY LOAN PARTY, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE PERIOD OF TIME PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH LOAN PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE ADMINISTRATIVE AGENT AGAINST SUCH LOAN PARTY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR THE LOAN PARTIES SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY THE ADMINISTRATIVE AGENT, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY THE ADMINISTRATIVE AGENT, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

27.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent as of the date first above written.

COMPANY:

VERVE CLOUD, INC., a Nevada corporation, as the Company, formerly known as T3 Communications, Inc.

By:
Name:	Antonio Estrada
Title:	Chief Financial Officer

GUARANTORS:

T3 COMMUNICATIONS, INC.,
a Florida corporation
VERVE CLOUD, INC., a Texas Corporation formerly known as Shift8 Networks, Inc.
NEXOGY, INC., a Florida corporation
NEXT LEVEL INTERNET, INC.,
a California corporation

By:
Name:	Antonio Estrada
Title:	Chief Financial Officer

[Signature Page Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent]

ADMINISTRATIVE AGENT:

POST ROAD ADMINISTRATIVE LLC

By:
Name:	Michael Bogdan
Title:	Authorized Signatory

LENDERS:

POST ROAD SPECIAL OPPORTUNITY FUND II LP

By:
Name:	Michael Bogdan
Title:	Authorized Signatory

[Signature Page Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent]

ACKNOWLEDGED AND AGREED:

DIGERATI TECHNOLOGIES, INC.,
a Nevada corporation

By:
Name:	Antonio Estrada
Title:	Chief Financial Officer

EXHIBIT A

TO SECOND FORBEARANCE AGREEMENT,

AMENDMENT TO LOAN DOCUMENTS AND LIMITED CONSENT

Form of Approved Convertible Debt Forbearance Agreement

See attached.